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                                                                  Exhibit (a)(4)
                          THE WASHINGTON WATER POWER COMPANY

                                  OFFER TO EXCHANGE

                       UP TO 20,000,000 SHARES OF ITS COMMON
                          STOCK, NO PAR VALUE, FOR RECONS
             EACH RECONS CONSTITUTING A ONE-TENTH OWNERSHIP INTEREST IN
             ONE SHARE OF $12.40 PREFERRED STOCK, CONVERTIBLE SERIES L,
                                    NO PAR VALUE


                                                                October 21, 1998




To Brokers, Dealers, Commercial
      Banks, Trust Companies and
      Other Nominees

     The Washington Water Power Company, a Washington corporation (the "Company"), is offering, upon the terms and subject to the conditions set forth in the Prospectus dated October 21, 1998, (the "Prospectus") and the related Letter of Transmittal enclosed herewith (which together with the Prospectus constitutes the "Exchange Offer"), to exchange up to 20,000,000 shares of its Common Stock, no par value (such shares, together with all other outstanding shares of Common Stock of the Company, being the "Common Shares") for depositary shares each constituting a one-tenth ownership interest in one share of $12.40 Preferred Stock, Convertible Series L, no par value, of the Company (each such depositary share being herein called a "RECONS") on the basis of one RECONS for each Common Share. Your attention is directed to the Prospectus and the Letter of Transmittal, which should be read by you in their entirety.

     The Exchange Offer is conditioned upon 6,000,000 Common Shares being validly tendered and not withdrawn. Upon the terms and subject to the conditions of the Exchange Offer, if 20,000,000 or fewer Common Shares have been validly tendered pursuant to the Exchange Offer and not withdrawn prior to the Expiration Date (as defined in the Prospectus), the Company will accept for exchange all such Common Shares, and if more than 20,000,000 Common Shares have been validly tendered pursuant to the Exchange Offer and not withdrawn prior to the Expiration Date, the Company will accept for exchange all Common Shares validly tendered and not withdrawn prior to the Expiration Date on a pro rata basis (with appropriate adjustments to avoid acquisitions of fractional Common Shares). Holders of Common Shares may elect to tender all or a portion of the Common Shares held by them in the Exchange Offer.

     For your information and for forwarding to your clients for whom you hold Common Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1.   Prospectus dated October 21, 1998;

2. Letter of Transmittal for your use and for the information of your clients in relation to the Exchange Offer;


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3.   Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Common Shares cannot be delivered to the Exchange Agent by the Expiration Date or the book-entry transfer of the Common Shares cannot be completed by the Expiration Date, or all required documents cannot be delivered to The Bank of New York (the "Exchange Agent") by the Expiration Date;

4. A form of letter that may be sent to your clients for whose accounts you hold Common Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions; and

5.   Return envelope addressed to the Exchange Agent.


     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     THE OFFER, THE PRORATION PERIOD AND THE WITHDRAWAL RIGHT WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, NOVEMBER 18, 1998, UNLESS THE OFFER IS EXTENDED. EXCEPT AS OTHERWISE PROVIDED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL, TENDERS ARE IRREVOCABLE.

     NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKE ANY RECOMMENDATION THAT SHAREHOLDERS TENDER OR REFRAIN FROM TENDERING THEIR COMMON SHARES PURSUANT TO THE EXCHANGE OFFER, AND NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION ON BEHALF OF THE COMPANY. THIS IS A MATTER FOR EACH SHAREHOLDER TO DETERMINE AFTER CONSULTATION WITH HIS OR HER ADVISORS, INCLUDING TAX COUNSEL, ON THE BASIS OF HIS OR HER OWN FINANCIAL POSITION AND REQUIREMENTS.

     The Company will upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their clients. The Company will pay all stock transfer taxes applicable to the acceptance of Common Shares pursuant to the Exchange Offer, subject to Instruction 8 of the Letter of Transmittal.

     To participate in the Exchange Offer, certificate(s) for Common Shares or a confirmation of any book-entry transfer in the Exchange Agent's account at DTC of Common Shares tendered electronically, as well as a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any required signature guarantees, or an Agent's Message in connection with a book-entry transfer of shares, and any other documents required by the Letter of Transmittal must be received by the Exchange Agent as indicated in the Letter of Transmittal and the Prospectus prior to the Expiration Date.

     Holders whose stock certificate(s) representing Common Shares are not immediately available or who cannot deliver the certificate(s) and all other required documents to the Exchange Agent prior to the Expiration Date may tender their Common Shares pursuant to the guaranteed delivery procedure set forth in the Prospectus under "The Exchange Offer -- Procedure for Tender."


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     Any inquiries you may have with respect to the Exchange Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, Morrow & Co., Inc. as Information Agent, at the addresses and telephone numbers set forth on the back cover of the Prospectus.

                              Very truly yours,

                              THE WASHINGTON WATER POWER COMPANY





          NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY, THE EXCHANGE AGENT, THE INFORMATION AGENT, THE DEALER MANAGER, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.